Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

Cardiokine, Inc. and Subsidiaries Years Ended December 31, 2010 and 2009 With Report of Independent Auditors

Cardiokine, Inc. and Subsidiaries

Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

Report of Independent Auditors

The Board of Directors

Cardiokine, Inc.

We have audited the accompanying consolidated balance sheets of Cardiokine, Inc. and Subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cardiokine, Inc. and Subsidiaries at December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst and Young LLP

May 12, 2011

Cardiokine, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$58,101,016	$20,595,998
Short-term investments	1,051,519	14,170,135
Receivable from Partner	—	12,962,784
Prepaid expenses and other current assets	787,172	1,086,415
Deferred income taxes	2,191,435	835,855

Total current assets	62,131,142	49,651,187

Property and equipment, net	95,975	192,925

Total assets	$62,227,117	$49,844,112

Liabilities, redeemable preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$3,106,645	$3,268,710
Accrued expenses	12,398,842	13,036,760
Deferred revenue	—	7,317,074

Total current liabilities	15,505,487	23,622,544

Other liabilities	330,459	299,621
Deferred revenue, net of current portion	—	24,999,999

Series A redeemable convertible preferred stock, $.001 par value, 37,000,000 shares authorized, 37,000,000 shares issued and outstanding (liquidation preference of $45,880,000 at December 31, 2010)	45,865,772	42,860,614
Series B redeemable convertible preferred stock, $.001 par value, 60,000,000 shares authorized, 50,000,000 shares issued and outstanding (liquidation preference of $62,000,000 at December 31, 2010)	61,986,257	57,942,254
Series B1 redeemable preferred stock, $.001 par value, 60,000,000 shares authorized, none issued or outstanding at December 31, 2010 or 2009	—	—

Stockholders’ deficit:
Common stock, $.0001 par value, 172,839,076 shares authorized, 7,599,533 shares issued and outstanding at December 31, 2010 and 2009	760	760
Other comprehensive loss	(100)	(2,998)
Accumulated deficit	(61,461,518)	(99,878,682)

Total stockholders’ deficit	(61,460,858)	(99,880,920)

Total liabilities, redeemable preferred stock, and stockholders’ deficit	$62,227,117	$49,844,112

See accompanying notes.

Cardiokine, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31
	2010	2009
Revenue:
Milestone revenue	$25,000,000	$20,000,000
Collaboration revenue	32,317,073	7,317,073
Reimbursement of collaboration costs	41,810,464	44,668,043

Total revenue	99,127,537	71,985,116

Costs and expenses:
Research and development	45,356,531	52,010,356
General and administrative	2,793,247	3,331,878

Total operating expenses	48,149,778	55,342,234

Income from operations	50,977,759	16,642,882

Other income (expense):
Interest income	272,348	107,774
Interest expense	—	(318)

Total other income	272,348	107,456

Income before income taxes	51,250,107	16,750,338
Income tax expense	(6,143,722)	(322,285)

Net income	45,106,385	16,428,053
Deemed dividend and accretion to redemption value of preferred stock	(7,049,161)	(7,049,161)

Net income attributable to common stockholders	$38,057,224	$9,378,892

See accompanying notes.

Cardiokine, Inc. and Subsidiaries

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Series A Redeemable Convertible Preferred Stock		Series B Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Other Comprehensive Income	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Loss)	Deficit	Deficit

Balance at December 31, 2008	37,000,000	$39,855,457	50,000,000	$53,898,250	7,564,793	$756	$—	$(4)	$(109,758,165)	$(109,757,413)
Compensation expense – stock options	—	—	—	—	—	—	362,014	—	—	362,014
Tax benefit related to stock options	—	—	—	—	—	—	124,684	—	—	124,684
Stock issued upon exercise of stock options	—	—	—	—	34,740	4	13,893	—	—	13,897
Accretion of Series A and Series B Preferred Stock and accrued dividends	—	3,005,157	—	4,044,004	—	—	(500,591)	—	(6,548,570)	(7,049,161)
Net income	—	—	—	—	—	—	—	—	16,428,053	16,428,053
Other comprehensive income (loss):
Unrealized loss on available-for-sale securities	—	—	—	—	—	—	—	(2,994)		(2,994)

Total comprehensive income										16,425,059

Balance at December 31, 2009	37,000,000	42,860,614	50,000,000	57,942,254	7,599,533	760	—	(2,998)	(99,878,682)	(99,880,920)
Compensation expense – stock options	—	—	—	—	—	—	359,940	—	—	359,940
Accretion of Series A and Series B Preferred Stock and accrued dividends	—	3,005,158	—	4,044,003	—	—	(359,940)	—	(6,689,221)	(7,049,161)
Net income	—	—	—	—	—	—	—	—	45,106,385	45,106,385
Other comprehensive income:
Unrealized gain on available-for-sale securities	—	—	—	—	—	—	—	2,898	—	2,898

Total comprehensive income										45,109,283

Balance at December 31, 2010	37,000,000	$45,865,772	50,000,000	$61,986,257	7,599,533	$760	$—	$(100)	$(61,461,518)	$(61,460,858)

See accompanying notes.

Cardiokine, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31
	2010	2009
Operating activities
Net income	$45,106,385	$16,428,053
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	123,893	183,011
Stock-based compensation expense	359,940	362,014
Deferred income taxes	(1,355,580)	(835,855)
Changes in operating assets and liabilities:
Receivable from Partner	12,962,784	(5,946,505)
Prepaid expenses and other current assets	299,243	(777,932)
Accounts payable and accrued expenses	(799,983)	6,212,987
Other liabilities	30,838	275,668
Deferred revenue	(32,317,073)	(7,317,073)

Net cash provided by operating activities	24,410,447	8,584,368

Investing activities
Sale (purchase) of short-term investments	13,121,514	(13,435,023)
Purchase of property and equipment	(26,943)	(136,491)

Net cash provided by (used in) investing activities	13,094,571	(13,571,514)

Financing activities
Excess tax benefit from stock option transactions	—	124,684
Proceeds from exercise of stock options	—	13,897
Repayments of notes payable	—	(45,957)

Net cash provided by financing activities	—	92,624

Net increase (decrease) in cash and cash equivalents	37,505,018	(4,894,522)
Cash and cash equivalents, beginning of year	20,595,998	25,490,520

Cash and cash equivalents, end of year	$58,101,016	$20,595,998

Supplemental disclosures of cash flow information
Cash paid for interest	$—	$318

Cash paid for income taxes	$704,392	$1,000,954

Accretion of preferred stock and accrued dividends	$7,049,161	$7,049,161

See accompanying notes.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2010

1. Organization and Nature of Operations

Organization

Cardiokine, Inc. (the Company) was incorporated in Delaware on May 13, 2003, and commenced operations in March 2004. The Company was formed to develop and market pharmaceuticals for the treatment and prevention of heart failure and related cardiovascular indications, initially based on intellectual property in-licensed from a third party. The Company has offices in Philadelphia, Pennsylvania.

On July 11, 2007, the Company formed a wholly owned subsidiary, Cardiokine Biopharma, LLC (Cardiokine Biopharma), as a Delaware limited liability company. Cardiokine Biopharma began operations concurrent with the closing of the Collaboration and License Agreement (the Collaboration Agreement) between the Company and Biogen Idec MA, Inc. (Partner) on August 1, 2007. Cardiokine Biopharma, located in Philadelphia, Pennsylvania, operates with the purpose of developing lixivaptan.

The Company formed a wholly owned subsidiary in Ireland on June 23, 2006. There has been no significant activity in this subsidiary since its inception.

Nature of Operations

The Company assigned, delegated and transferred, and Cardiokine Biopharma accepted and assumed, all of the Company’s right, title and interest in and to various assets and liabilities associated with the Company’s lixivaptan business. Cardiokine Biopharma, located in the same offices in Philadelphia, Pennsylvania, operates with the purpose of developing lixivaptan. Until November 2010, most development costs of lixivaptan were shared between the Company and the Partner through reimbursement to Cardiokine Biopharma for a percentage of the shared costs incurred. Additionally, the Company provides back-office and administrative services as well as personnel, on a contract basis, to Cardiokine Biopharma.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany account balances and transactions have been eliminated in consolidation.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2010, the Company had substantially all of its operating cash in U.S. Treasuries, U.S. government agency funds, and bank deposit accounts.

Short-Term Investments

The Company classifies investments as available-for-sale or held-to-maturity at the time of purchase and reevaluates such designation as of each balance sheet date. Securities are classified as held-to-maturity when the Company has the positive intent and the ability to hold the securities until maturity. Held-to-maturity investments are recorded at amortized cost, adjusted for the accretion of discounts or premiums. Discounts or premiums are accreted into interest income over the life of the related investment using the straight-line method, which approximates the effective-yield method. Dividend and interest income are recognized when earned. Investments not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value with the unrealized gains or losses included as a separate component of stockholders’ deficit.

Fair Value of Financial Instruments

The carrying values of financial instruments, including cash and cash equivalents, short-term investments, receivable from Partner, accounts payable and accrued expenses approximate their fair value due to the short-term nature of those instruments.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment include computers, office equipment, leasehold improvements, and purchased software. Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets, generally two to five years, using the straight-line method. Leasehold improvements are amortized over the estimated useful lives of the assets or related lease terms, whichever is shorter.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of December 31, 2010 and 2009, management believes that no modification of the remaining useful lives or write-down of long-lived assets is required.

Revenue Recognition

License fees received under the Collaboration Agreement are deferred and recognized ratably over the period to the earliest patent expiration date. In conjunction with the termination of the Collaboration Agreement in October 2010, the remaining unamortized deferred collaboration revenue was recognized. Milestone revenue is recognized when the milestone is achieved.

Revenues derived from reimbursements of costs associated with the Collaboration Agreement were recorded in accordance with Financial Accounting Standards Board (FASB) accounting guidance for reporting revenue gross versus net. In transactions where the Company acted as a principal, had discretion to choose suppliers, bore credit risk and performed part of the services required in the transaction, the Company believes it has met the criteria to record revenue for the gross amount of the reimbursements. The Company recognized revenue for collaboration costs which were subsequently reimbursed by the Partner as those costs were incurred.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Research and Development Costs

Costs to develop the Company’s products are expensed as incurred. Assets acquired that are used for research and development and have no future alternative use are expensed as research and development.

The Company often contracts with clinical research organizations (CROs) to facilitate, coordinate and perform agreed-upon research and development services. To ensure that research and development costs are expensed as incurred, monthly accruals for clinical trials and preclinical testing costs are recorded based on the work performed under the contract.

CRO contracts generally include pass-through fees. Pass-through fees include, but are not limited to: regulatory expenses, investigator fees, travel costs, and other miscellaneous costs, including shipping and printing fees. The Company expenses the costs of pass-through fees under its CRO contracts as they are incurred, based on the best information available at the time. The estimates of the pass-through fees incurred are based on the amount of work completed for the clinical trial and are monitored through correspondence with the CROs, internal reviews and a review of contractual terms. The factors utilized to derive the estimates include the number of patients enrolled, duration of the clinical trial, estimated patient attrition, screening rate and length of the dosing regimen.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentration of credit risks consist primarily of cash and cash equivalents, marketable securities, and receivable from Partner. The Company maintains its cash and cash equivalents in bank accounts which, at times, exceed federally insured limits and investment accounts which are not insured. The Company has not experienced any losses in such accounts.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not to be realized.

In June 2006, the FASB issued guidance related to accounting for uncertainty in income taxes. This authoritative interpretation clarified and standardized the manner by which companies are required to account for uncertain income tax positions. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not to be sustained upon examination based on the technical merits of the position. The amount of the accrual for which an exposure exists is measured as the largest amount of benefit determined on a cumulative probability basis that the Company believes is more likely than not to be realized upon ultimate settlement of the position. This interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The Company adopted this guidance effective January 1, 2009. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

Comprehensive Income

In accordance with FASB accounting guidance, components of other comprehensive income, including unrealized gains and losses on available-for-sale securities, are included as part of total comprehensive income. To date, the Company’s other comprehensive income has consisted of unrealized gains and losses on available-for-sale securities.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The fair value of the Company’s common stock, underlying stock options granted since inception, was determined by the board of directors. In the absence of a public trading market of the Company’s common stock, the Company was required to estimate the fair value of the Company’s common stock at each option grant date. The Company’s board considers numerous objective and subjective factors to determine common stock fair market value at each option grant date, including but not limited to the following factors:

•	Arm’s length private transactions involving the Company’s preferred stock all with superior rights and preferences to the Company’s common stock;

•	Financial and operating performance;

•	Market conditions;

•	Developmental milestones achieved; and

•	Business risks

The Company measures and recognizes compensation expense for all employee stock-based payments at fair value, net of estimated forfeitures, over the vesting period of the underlying share-based awards. In addition, the Company accounts for stock-based compensation to nonemployees in accordance with the FASB accounting guidance for equity instruments that are issued to other than employees.

Determining the appropriate fair value of share-based payment awards requires the input of subjective assumptions, including the expected life of the share-based payment awards and stock price volatility. The Company uses the Black-Scholes option-pricing model to value its stock option awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, share-based compensation expense could be materially different in the future. Since the Company is not public and it does not have sufficient historical volatility for the expected term of its options, it uses comparable public companies as a basis for its expected volatility to calculate the fair value of option grants.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts will be recorded as an adjustment in the period in which estimates are revised. The Company considers many factors when estimating expected forfeitures, including types of awards and historical experience.

Shares issued as a result of exercise of stock options are taken from those authorized but not yet issued.

Recently Issued Accounting Pronouncements

In October 2009, the FASB issued amendments to the accounting and disclosure for revenue recognition. These amendments, effective for fiscal years beginning on or after June 15, 2010 (early adoption is permitted), modify the criteria for recognizing revenue in multiple-element arrangements and the scope of what constitutes a non-software deliverable. The impact of the adoption of these amendments will depend on the nature of the arrangements that the Company enters into subsequent to the date the Company adopts the amendments.

In January 2010, an amendment to the FASB fair value guidance was issued. This amendment requires disclosures of transfers into and out of Levels 1 and 2, more detailed rollforward reconciliations of Level 3 recurring fair value measurements on a gross basis, fair value information by class of assets and liabilities, and descriptions of valuation techniques and inputs for Level 2 and Level 3 measurements. The Company adopted the amendment effective January 1, 2010, which had no impact on its consolidated financial statements as this change is disclosure-only in nature.

In April 2010, the FASB issued guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Research or development arrangements frequently include payment provisions whereby a portion or all of the consideration is contingent upon milestone events such as successful completion of phases in a study or achieving a specific result from the research or development efforts. The amendments provide guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. This guidance is effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Implementation of this standard is not expected to have a material impact on the Company’s consolidated balance sheet and results of operations.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Subsequent Events

Subsequent events have been evaluated through May 12, 2011, which is the date the financial statements were available to be issued. There were no subsequent events that required recognition or disclosure.

3. Collaboration Agreement

On August 1, 2007, the Company executed the Collaboration Agreement whereby the Company and the Partner agreed to collaborate in the development and commercialization of its compound known as lixivaptan which is currently in the clinical stage of development. As required under the Collaboration Agreement, the Company assigned, delegated and transferred, and Cardiokine Biopharma accepted and assumed, all of the Company’s right, title and interest in and to various assets and liabilities associated with the Company’s lixivaptan business. Pursuant to the terms of the Collaboration Agreement, the Partner paid to the Company a nonrefundable license fee of $50 million. In August 2009, the Partner paid to the Company a nonrefundable milestone of $20 million.

Under the terms of the Collaboration Agreement, the Partner was responsible for the global commercialization of lixivaptan and Cardiokine Biopharma had an option for limited co-promotion in the United States. The Collaboration Agreement also provided for potential future payments to Cardiokine Biopharma upon the achievement of certain clinical and regulatory milestones, as well as royalties on commercial sales of lixivaptan if and when it was approved for commercial sale.

In connection with activities under the Collaboration Agreement, the Company received reimbursements on a quarterly basis for development costs incurred by the Company so that the Company bore the requisite percentage of development costs specified in the Collaboration Agreement. Total reimbursements from the Partner in 2010 and 2009 were approximately $41.8 million and $44.7 million, respectively; and development costs of $614,114 and $1,617,127 in 2010 and 2009, respectively, were charged to the Company by the Partner.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Collaboration Agreement (continued)

In October 2010, the Company and the Partner agreed to terminate the collaboration for the development of lixivaptan effective November 1, 2010. Under the terms of the agreement, the Partner funded its share of the development costs through the effective date and made a final payment of $25 million to the Company. The final payment is included in Milestone revenue on the consolidated statement of operations. The termination triggered the return of all rights to lixivaptan to the Company.

4. Short-Term Investments and Financial Instruments

Short-term investments consist of U.S. Treasury Bills and short-term certificates of deposit that individually are less than $250,000 each and are insured by the Federal Deposit Insurance Corporation. Due to the designation of these investments as available-for-sale, unrealized gains and losses have been included as a component of other comprehensive income in the accompanying consolidated financial statements. Income generated from short-term investments is recorded as interest income. As of December 31, 2010, the investments are classified as short term as the dates to maturity of such instruments are less than one year.

Fair value measurements are required to be classified and disclosed in one of the following three categories:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 – Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

•	Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Short-Term Investments and Financial Instruments (continued)

The following fair value hierarchy table presents information about each major category of the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	Fair Value Measurement at Reporting Date Using
	Level 1	Level 2	Level 3	Balance as of December 31, 2010

Cash and cash equivalents	$57,638,437	$462,579	$—	$58,101,016
Short-term investments	—	1,051,519	—	1,051,519

Total	$57,638,437	$1,514,098	$—	$59,152,535

The following fair value hierarchy table presents information about each major category of the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Fair Value Measurement at Reporting Date Using
	Level 1	Level 2	Level 3	Balance as of December 31, 2009

Cash and cash equivalents	$19,951,979	$644,019	$—	$20,595,998
Short-term investments	12,991,068	1,179,067	—	14,170,135

Total	$32,943,047	$1,823,086	$—	$34,766,133

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Property and Equipment

Property and equipment consist of the following:

	Estimated	December 31
	Useful Lives	2010	2009

Office equipment	5 years	$44,302	$44,302
Furniture	2 years	169,812	166,263
Computer equipment	2 years	162,658	148,740
Leasehold improvements	3 years	148,662	140,412
Software	3 years	143,149	141,923

		668,583	641,640
Less accumulated depreciation and amortization		(572,608)	(448,715)

		$95,975	$192,925

Depreciation and amortization expense was $123,893 and $183,011, for the years ended December 31, 2010 and 2009, respectively.

6. Income Taxes

Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect for the year in which the differences are expected to affect taxable income.

The following table sets forth the components of the income tax provision (benefit):

	Year Ended December 31
	2010	2009
Current:
Federal	$5,060,931	$495,302
State	2,438,371	662,838

Deferred:
Federal	(2,343,001)	(835,855)
State	987,421	—

Total income tax provision	$6,143,722	$322,285

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Income Taxes (continued)

The following table sets forth a reconciliation of the income tax provision at the federal statutory rate to the recorded income tax provision:

	Year Ended December 31
	2010	2009

Income taxes at U.S. statutory rate	35%	35%
State and local income tax, net of federal benefit	11	11
Permanent differences	—	(3)
Research and development tax credits	—	(1)
Change in valuation allowance	(34)	(40)

Total income tax provision	12%	2%

The following table sets forth the components of deferred income taxes:

	December 31
	2010	2009
Deferred tax assets:
Net operating loss carryforwards	$1,482,000	$1,700,000
Deferred revenue	—	14,764,000
Research and development expense	3,916,000	4,895,000
Research tax credits	—	21,000
Stock compensation expense	110,000	71,000
Intangible assets	94,000	106,000
Accruals	5,000	86,000
Other	24,000	15,000

Total deferred tax assets	5,631,000	21,658,000
Less valuation allowance	(3,440,000)	(20,822,000)

Total net deferred tax asset	$2,191,000	$836,000

At December 31, 2010, the Company has net operating loss carryforwards for state income tax purposes of approximately $22.8 million, which begin to expire in 2025. Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended,

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Income Taxes (continued)

and similar state provisions. The Company has performed an analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change. It was determined that a change in ownership occurred on March 16, 2004. However, the annual limitation imposed under Section 382 was greater than the pre-ownership change net operating loss carryforward, resulting in no effect to the Company’s deferred tax assets.

At December 31, 2010, a valuation allowance of $3.4 million was recorded to partially offset the net deferred tax asset. The change in the valuation allowance for the year ended December 31, 2010 was approximately $17.4 million.

As of December 31, 2010, the total gross amount of reserves for income taxes, reported in the accompanying consolidated balance sheet, was $330,000. Any prospective adjustments to reserves for income taxes will be recorded as an increase or decrease to the provision for income taxes and would impact the Company’s effective tax rate. In addition, the Company accrues interest related to reserves, and any associated penalties, for income taxes in the provision for income taxes. The gross amount of interest and penalties accrued is $18,000 as of December 31, 2010, of which $4,000 was recognized in 2009 and $14,000 was recognized in 2010.

The Company is under audit by the Internal Revenue Service for tax years 2008 and 2009. With regard to these audits, there have been no major findings or results. The Company is continuing to respond to the Information Document Requests, but has not received any formal communications to date on any notices of proposed adjustments, nor is the Company aware of any pending adjustments to be issued. The Company remains subject to audit for the Commonwealth of Pennsylvania for tax years 2008 to 2010.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Redeemable Convertible Preferred Stock

The authorized, issued, and outstanding shares of the Company’s convertible preferred stock are as follows:

	December 31, 2010
	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Per Share	Aggregate Liquidation Preference

Series A Preferred Stock	37,000,000	37,000,000	$1.00	$45,880,000
Series B Preferred Stock	60,000,000	50,000,000	$1.00	62,000,000
Series B1 Preferred Stock	60,000,000	—		—

	157,000,000	87,000,000		$107,880,000

The aggregate liquidation preference amount would not be affected by changes to the fair value of the preferred stock.

Series A Redeemable Convertible Preferred Stock

During 2005, the Company issued 26,428,571 shares of Series A redeemable convertible preferred stock (Series A) in accordance with the second and third closings of the Series A Preferred Stock Purchase Agreement for $26,416,447, net of issuance costs of $12,124. During 2004, the Company issued 10,571,429 shares of Series A for $10,207,216, net of issuance costs of $364,213. The carrying value of Series A is being accreted to its redemption value on a straight-line basis to its earliest redemption date.

Series B Redeemable Convertible Preferred Stock

The Company received an aggregate of $50,000,000 in exchange for the issuance of 50,000,000 shares of Series B redeemable convertible preferred stock (Series B) on April 26, 2006. The Series B preferred stock was recorded net of issuance costs of $220,017, and the carrying value is being accreted to its redemption value on a straight-line basis to its earliest redemption date.

Series B1 Redeemable Preferred Stock

Concurrent with the issuance of Series B, the Company authorized 60,000,000 shares of Series B1 Preferred Stock. No shares of this class have been issued.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Redeemable Convertible Preferred Stock (continued)

Preferred Stock Voting

Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is convertible, subject to certain protective provisions and other class voting rights.

Preferred Stock Dividends

The holders of Series A and Series B preferred stock are entitled to receive cumulative dividends at the rate of 8% of the applicable purchase price per share per annum in preference to any dividends declared on the common stock. Dividends accrue quarterly regardless of whether the Board has declared a dividend or whether there are any profits, but are payable only when declared by the Board or upon an initial public offering, a liquidity event, redemption, or conversion. On December 31, 2007, the Board declared a dividend of $50 million. Dividends of $21,821,309 and $25,359,880, including cumulative dividends of $8,034,286 and $6,728,768, were paid to the Series A and Series B stockholders, respectively. At December 31, 2010, dividends totaling $8,880,000 and $12,000,000 have been accrued for Series A and Series B preferred stock, respectively.

Redemption Rights

At any time on or after April 26, 2011, the holders of a “Special Majority,” voting as a class, may require the Company to redeem all the outstanding shares of preferred stock for an amount equal to the original purchase price per share plus accrued but unpaid dividends. Special Majority is defined as a majority of all the preferred stockholders voting together as a single class, which majority includes at least one of the two larger Series A preferred stockholders and at least one of the two larger Series B preferred stockholders.

On May 6, 2011, certain Series A and Series B preferred stockholders comprising a Special Majority waived their rights to exercise the redemption rights at any time prior to January 1, 2012.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Redeemable Convertible Preferred Stock (continued)

Liquidation Preference

In the event of a liquidity event (liquidation, winding up, or a sale, merger, or reorganization in which the shareholders of the Company do not remain in voting control of the successor entity), the holders of Series B preferred stock are entitled to receive, in preference to the Series A preferred stock or the common stock, an amount equal to the original purchase price per share plus any accrued but unpaid dividends thereon. After payment of the Series B preferred stock liquidation preference, the holders of Series A preferred stock are entitled to receive, in preference to the common stock, an amount equal to the original purchase price per share plus any accrued but unpaid dividends thereon. After payment of these preferential amounts, the Series A and Series B preferred stock shall participate on an as-converted basis with other holders of common stock.

Conversion

Each holder of preferred stock is entitled at any time to convert their preferred stock into common stock for that number of shares of common stock which is determined by dividing the original purchase price per share plus any accrued but unpaid dividends by the conversion price then in effect, which is currently equal to the original purchase price. If the Company issues additional stock at a price less than what was paid by the Series B stockholders, certain antidilution rights go into effect. Additionally, the preferred stock will convert automatically: (i) immediately prior to the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of common stock, which results in aggregate net proceeds to the Company of at least $40,000,000 and a per share price of at least $3.00 (appropriately adjusted for any stock dividend, stock split, or recapitalization); or (ii) the date specified by written consent or agreement of a Special Majority of the preferred stockholders.

8. Common Stock and Stockholders’ Deficit

Common Stock

The Company is authorized to issue 172,839,076 shares of common stock. The Company is required, at all times, to reserve and keep available out of its authorized but unissued shares of common stock sufficient shares to effect the conversion of the shares of the preferred stock and the exercise of stock options.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Common Stock and Stockholders’ Deficit (continued)

Dividend

On December 31, 2007, the Board declared and the Company paid a dividend of $50 million. After payment of the cumulative and participating preferred stock dividends, holders of common stock received a dividend of $2,818,811.

Stock Option Plan

In March 2004, the Company’s Board of Directors and stockholders approved the Company’s 2004 Stock Incentive Plan (the 2004 Plan). The 2004 Plan provides for the granting of options to purchase shares of the Company’s common stock, and the direct issuance of common stock, to key employees, advisors, and consultants at a price not less than the fair market value at the date of grant tied to the value of such common stock.

The 2004 Plan is intended to encourage ownership of stock by employees and consultants of the Company and to provide additional incentives for them to promote the success of the Company’s business and is administered by the Board of Directors or a committee consisting of members of the Board. The maximum number of shares of common stock reserved for issuance under the 2004 Plan is 10,308,250. The maximum term of the options granted is 10 years.

Options granted pursuant to the 2004 Plan generally vest 25% after the first year, and the remaining 75% vest monthly over the next three years, or, for nonemployees, monthly over the term of the related agreement. Shares of common stock may be issued under the 2004 Plan either as fully vested shares or in accordance with a vesting schedule as specified by the Board.

In December 2009, the Company granted 1,028,835 performance-based stock options to employees. These performance options have exercise prices equal to the fair value of the Company’s stock at the grant date. Vesting of the performance options is dependent upon certain performance conditions, including certain strategic transactions as defined in the option agreement. Stock-based compensation expense for these options will be recorded when management estimates that the vesting of these options is probable. Any change in these estimates will result in a cumulative adjustment in the period in which the estimate is changed, so that as of the end of a period, the cumulative compensation expense recognized for an award or grant equals the amount that would be recognized on a straight-line basis as if the current estimate had been utilized since the beginning of the service period.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Common Stock and Stockholders’ Deficit (continued)

Under FASB accounting guidance for stock compensation, the Company recorded stock-based compensation expense of $359,940 ($163,712 recorded in research and development expenses and $196,228 recorded in general and administrative expenses) for the year ended December 31, 2010.

The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The fair value of stock option awards is amortized on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Expected volatility is based on reported data for selected reasonably similar (or guideline) publicly traded companies for which historical information was available. The Company continues to use the guideline peer group volatility information until historical volatility of the Company is relevant to measure expected volatility for future option grants. The Company has assumed a forfeiture rate of 25% based on historical experience, and will record additional expense if the actual forfeiture rate is lower than estimated or a recovery of prior expense if the actual forfeiture rate is higher than estimated.

The assumed dividend yield is based on the Company’s expectation of not paying dividends in the foreseeable future. The risk-free interest rate is determined by reference to implied yields available from the one-year U.S. Treasury securities with a remaining term equal to the expected life assumed at the date of grant. The assumptions used in the Black-Scholes option-pricing model are:

	2010	2009

Risk-free interest rate	0.21%	1.8%
Dividend yield	0.0%	0.0%
Expected life	1.0 years	4.0 years
Volatility	57.1%	154.1%

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Common Stock and Stockholders’ Deficit (continued)

The following table summarizes stock option activity for the Company:

		Options Outstanding
	Shares Available for Grant	Number of Shares	Option Price Per Share Range	Weighted- Average Exercise Price

Balance at December 31, 2008	1,714,969	4,720,238
Shares authorized	1,808,250	—
Options granted	(4,990,000)	4,990,000	$0.45	$0.45
Options exercised	—	(34,740)	$0.40	$0.40
Options forfeited	1,732,821	(1,732,821)	$ 0.15 – $ 0.45	$0.42

Balance at December 31, 2009	266,040	7,942,677
Shares authorized	—	—
Options granted	(15,000)	15,000	$0.45	$0.45
Options exercised	—	—
Options forfeited	1,170,825	(1,170,825)	$ 0.15 – $ 0.45	$0.37

Balance at December 31, 2010	1,421,865	6,786,852

The following table summarizes information about vested stock options outstanding at December 31:

	2010	2009

Vested stock options	3,045,685	2,550,061
Weighted-average exercise price	$0.44	$0.40

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Common Stock and Stockholders’ Deficit (continued)

The following table summarizes information about stock options outstanding at December 31, 2010:

Exercise Price	Options Outstanding	Options Vested	Weighted- Average Remaining Contractual Life

$0.125	47,916	47,916	3.3 years
$0.350	100,000	100,000	4.7 years
$0.400	265,916	265,916	5.5 years
$0.450	6,373,020	2,631,853	8.4 years

Unvested stock options at December 31, 2010 were 3,741,167.

The weighted-average fair value of options granted during 2010 and 2009 was approximately $0.10 per share and $0.39 per share, respectively. The weighted-average fair value of options forfeited during 2010 and 2009 was $0.28 per share and $0.33 per share, respectively. The total fair value of shares vested during the years ended December 31, 2010 and 2009 was $480,920 and $553,165, respectively.

The fair value of unvested options was approximately $1,466,000 and $2,102,000 at December 31, 2010 and 2009, respectively. The total remaining unrecognized compensation costs related to unvested stock options was approximately $809,000 as of December 31, 2010, and will be amortized over the weighted-average remaining service period of 1.9 years.

9. Commitments and Contingencies

License Arrangement

The Company entered into an exclusive license agreement on March 15, 2004, with Wyeth, acting through its Wyeth Pharmaceuticals Division, for the rights to research, develop, manufacture, and commercialize the compound known as lixivaptan. On February 6, 2008, the Company, through its wholly owned subsidiary Cardiokine Biopharma, entered into an

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9. Commitments and Contingencies (continued)

amendment of its license agreement with Wyeth to buy out the royalty and milestone payments due in exchange for a $15 million nonrefundable payment, plus two future payments that are contingent upon the achievement of two milestone events. The first payment of $15 million was made in February 2008 and was included in research and development expense.

In the event the Company also pays both contingent payments to Wyeth, then the license granted to the Company by Wyeth shall be perpetual, irrevocable, nonterminable and fully paid-up, and no future milestone or royalty payments will be required.

10. Related Party Transactions

The Company has incurred fees to a founder, stockholder, and former director of approximately $50,000 for the year ended December 31, 2010 and $140,000 for the year ended December 31, 2009, under the provisions of a consulting agreement.

11. Leases

The Company entered into an operating lease in March 2005, and an amendment in October 2009 for the extension of the original space and for additional space for its corporate facilities in Philadelphia, Pennsylvania. The amended lease expires in 2011. Future minimum lease commitments are as follows:

2011	$161,000

$161,000

Rent expense was $256,676 and $191,281 for the years ended December 31, 2010 and 2009, respectively.

12. Benefit Plan

In October 2004, the Company established a 401(k) plan (the Plan) covering all eligible employees. As of December 31, 2009, the Company has elected not to match any of the employees’ contributions to the Plan.